CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of HighMark Funds on Form N-14 of our report dated September 14, 2001 relating to HighMark Bond Fund, appearing in the Annual Report of HighMark Funds dated July 31, 2001.

We also consent to the reference to us under the heading "Financial Statements" in the Combined Prospectus/Proxy Statement, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
San Francisco, California
December 31, 2001

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of HighMark Funds on Form N-14 of our report dated February 8, 2001 relating to Current Income Shares, Inc., appearing in Exhibit 17(f) of this Registration Statement.

We also consent to the reference to us under the heading "Financial Statements" in the Combined Prospectus/Proxy Statement, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Los Angeles, California
December 31, 2001